Exhibit 99.1

My Size Announces Pricing of $6.0 Million Public Offering of Common Stock and Warrants

Airport City, Israel, January 31, 2018 --- My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ; TASE: MYSZ), developer of proprietary, smartphone measurement applications, announced today the pricing of a public offering of 3,000,000 shares of its common stock to the public at $2.00 per share. In addition, the investors will receive five-year warrants to purchase an aggregate of 1,500,000 shares of common stock, at an exercise price of $2.65 per share.

The aggregate gross proceeds to My Size from the public offering are expected to be $6.0 million, prior to deducting placement agent fees and other offering expenses. My Size intends to use the net proceeds from the public offering for repayment of debt, working capital and other general corporate purposes. The offering is expected to close on February 2, 2018, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as sole placement agent for the offering.

The shares and warrants are being offered by My Size, Inc. pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus relating to the offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, California 92660, Attn: Equity Capital Markets, via telephone at (800) 678-9147 or via email at rothecm@roth.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting edge technology with broad applications including the apparel, e-commerce DIY, shipping and parcel delivery industries.  This proprietary technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website. www.mysizeid.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact:

Eran Yoels

Rimon, Cohen and Co.

Eran@rcspr.co.il

+ 972-52-440-8020